Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

November 7, 2025

Exxon Mobil Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389-1425

Ladies and Gentlemen:

We (collectively, the “Manager”) understand that Exxon Mobil Corporation, a New Jersey corporation (the “Company”), proposes to issue and sell $111,949,000 aggregate principal amount of its Floating Rate Notes due 2075 (the “Notes” or the “Offered Securities”).

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriters named below (the “Underwriters”) severally agree to purchase the Notes at 99.000% of the principal amount of such Notes and accrued interest from November 12, 2025, if any, to the date of payment and delivery.

Name of Underwriter	Principal Amount of Notes
RBC Capital Markets, LLC	$52,675,000
Citigroup Global Markets Inc.	9,600,000
Deutsche Bank Securities Inc.	15,000,000
J.P. Morgan Securities LLC	17,900,000
UBS Securities LLC	16,774,000

Total:	$111,949,000

Upon delivery of such Offered Securities, the Underwriters will pay for such Offered Securities at a closing to be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 a.m. (New York time) on November 12, 2025, or at such other time as shall be designated by the Manager.

The Offered Securities will have the terms and conditions set forth in “Description of Notes” in the prospectus supplement for the Offered Securities, to be dated November 7, 2025 (the “prospectus supplement”), and terms defined therein will have the same meanings when used in this underwriting agreement (this “Agreement”). The following is a summary of such terms and conditions for the Offered Securities:

Principal Amount:	$111,949,000, subject to further issuances, as described below.

Maturity:	November 12, 2075

Interest Rate and Interest Payment Dates:	Floating rate based on Compounded SOFR (calculated as described in the preliminary prospectus supplement (as defined below)), minus 0.450%, calculated quarterly, and payable on February 12, May 12, August 12 and November 12 of each year, beginning February 12, 2026.

Optional Redemption Provisions:	On or after November 12, 2055, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 calendar days’ notice, at the following redemption prices (in each case, expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on November 12 as set forth below:

Twelve-Month Period Beginning On	Redemption Price
November 12, 2055	105.000%
November 12, 2056	104.500%
November 12, 2057	104.000%
November 12, 2058	103.500%
November 12, 2059	103.000%
November 12, 2060	102.500%
November 12, 2061	102.000%
November 12, 2062	101.500%
November 12, 2063	101.000%
November 12, 2064	100.500%
November 12, 2065	100.000%

and thereafter at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the redemption date.

Repayment at Option of Holder:	The Notes will be repayable at the option of any holder of the Notes, in whole or in part, on the repayment dates and at the repayment prices (in each case, expressed as a percentage of the principal amount) as set forth below:

Repayment Date	Repayment Price
November 12, 2026	98.000%
May 12, 2027	98.000%
November 12, 2027	98.000%
May 12, 2028	98.000%
November 12, 2028	98.000%
May 12, 2029	98.000%
November 12, 2029	98.000%
May 12, 2030	98.000%
November 12, 2030	98.000%
May 12, 2031	98.000%
November 12, 2031	99.000%
May 12, 2032	99.000%
November 12, 2032	99.000%
May 12, 2033	99.000%
November 12, 2033	99.000%
May 12, 2034	99.000%
November 12, 2034	99.000%
May 12, 2035	99.000%
November 12, 2035	99.000%
May 12, 2036	99.000%
November 12, 2036	100.000%

2

and on November 12 of every second year thereafter, through and including November 12, 2072, at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the repayment date.

Form and Denomination:	Global Security held through book-entry facilities of The Depository Trust Company (as described under “Description of Notes” in the preliminary prospectus supplement for the Notes). The Notes will be issued only in denominations of $1,000 and integral multiples thereof.

Further Issuances:	The Company may, without notice to, or consent of, the holders of the Notes, increase the aggregate principal amount of the Notes and issue such increased principal amount (or any portion thereof), in which case any such additional notes may be consolidated and form a single series with the Notes, provided that, if the additional notes are not fungible with the Notes, for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

For purposes of Article VIII of the Standard Provisions (as defined below), we confirm that we have furnished to the Company for use in the preliminary prospectus supplement for the Offered Securities dated November 5, 2025 (the “preliminary prospectus supplement”) and the prospectus supplement:

(a) The second and third sentence of the third paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning the dealer concessions and reallowances;

(b) The first, second, third and fourth sentence of the sixth paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning short sales, stabilizing transactions and purchases to cover positions created by short sale by the Underwriters;

(c) The fourth sentence of the seventh paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning market making by the Underwriters; and

(d) The third and fourth sentence of the eleventh paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning other relationships between the Underwriters or their affiliates and the Company.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

3

The term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). The term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). The term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. The term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Other than as described in sub-clauses (a) through (d) of this paragraph, all provisions contained in that certain document entitled “Underwriting Agreement Standard Provisions (Debt Securities)” of the Company, dated March 17, 2014 (the “Standard Provisions”), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Notwithstanding the preceding sentence, in the event of any conflict between the Standard Provisions and this Agreement, the provisions of this Agreement shall control.

(a) Section 4(a) of the Standard Provisions shall be modified to replace the reference to “Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., or Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation (or their respective successors)” with “S&P Global Ratings, a division of S&P Global Inc., or Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation (or their respective successors)”;

(b) Section 4(b) of the Standard Provisions shall be modified to replace the reference to “an opinion of James E. Parsons, Esq., Coordinator – Corporate Securities and Finance Law of the Company” with “an opinion of Timothy Kim, Esq., Counsel – Corporate of the Company” and the reference to “FORM OF OPINION OF COORDINATOR – CORPORATE SECURITIES AND FINANCE LAW OF THE COMPANY” in Exhibit A to the Standard Provisions shall accordingly be replaced with “FORM OF OPINION OF COUNSEL – CORPORATE OF THE COMPANY”;

(c) Section 4(d) of the Standard Provisions shall be deleted in its entirety and replaced with: “The Manager shall have received on the Closing Date an opinion and letter of Jones Day, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters”; and

(d) Exhibits C-1 and C-2 of the Standard Provisions shall be deleted in their entirety and replaced with: “Reserved.”

The term “Depositary” as used therein shall mean The Depository Trust Company, and the term “Manager” as used therein shall mean RBC Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and UBS Securities LLC, whose authority thereunder may be exercised by them jointly.

4

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The remainder of this page intentionally left blank; signature pages follow].

5

For themselves and on behalf of the several Underwriters named above.

Very truly yours,

RBC CAPITAL MARKETS, LLC

By:	/s/ John M. Sconzo
Name: John M. Sconzo
Title: Managing Director

[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ben Smilchensky
Name: Ben Smilchensky
Title: Managing Director

By:	/s/ Thomas Short
Name: Thomas Short
Title: Managing Director

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title: Executive Director

[Signature Page to Underwriting Agreement]

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
Name: Todd Mahoney
Title: Managing Director
Head of DCM & Syndicate Americas

By:	/s/ Igor Grinberg
Name: Igor Grinberg
Title: Managing Director
DCM Syndicate Americas

[Signature Page to Underwriting Agreement]

Accepted:

EXXON MOBIL CORPORATION

By:	/s/ James R. Chapman
Name: James R. Chapman
Title: Vice President, Treasurer and
Investor Relations

[Signature Page to Underwriting Agreement]

Schedule A

General Use Free Writing Prospectuses

1)	Pricing Term Sheet for the Offered Securities, dated November 7, 2025 (set forth in Schedule B)

A-1

Schedule B

See attached.

B-1

Pricing Term Sheet

Exxon Mobil Corporation

$111,949,000 Floating Rate Notes due 2075

Issuer:	Exxon Mobil Corporation (the “Company”)

Security:	Floating Rate Notes due 2075 (the “Notes”)

Trade Date:	November 7, 2025

Settlement Date*:	November 12, 2025 (T+2)

Denominations:	$1,000

Anticipated Ratings**:	Aa2 (Moody’s Investors Service, Inc.) AA- (Standard & Poor’s Ratings Services)

Principal Amount:	$111,949,000

Maturity Date:	November 12, 2075

Interest Rate and Interest Payment Dates:	Floating rate based on Compounded SOFR (calculated as described in that certain preliminary prospectus supplement of the Company dated November 5, 2025), minus 0.450%, calculated quarterly, and payable on February 12, May 12, August 12 and November 12 of each year, beginning February 12, 2026.

Optional Redemption Provisions:	On or after November 12, 2055, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 calendar days’ notice, at the following redemption prices (in each case, expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on November 12 as set forth below:

Twelve-Month Period Beginning On	Redemption Price
November 12, 2055	105.000%
November 12, 2056	104.500%
November 12, 2057	104.000%
November 12, 2058	103.500%
November 12, 2059	103.000%
November 12, 2060	102.500%
November 12, 2061	102.000%
November 12, 2062	101.500%
November 12, 2063	101.000%
November 12, 2064	100.500%
November 12, 2065	100.000%

1

and thereafter at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the redemption date.

Repayment at Option of Holder:	The Notes will be repayable at the option of any holder of the Notes, in whole or in part, on the repayment dates and at the repayment prices (in each case, expressed as a percentage of the principal amount) as set forth below:

Repayment Date	Repayment Price
November 12, 2026	98.000%
May 12, 2027	98.000%
November 12, 2027	98.000%
May 12, 2028	98.000%
November 12, 2028	98.000%
May 12, 2029	98.000%
November 12, 2029	98.000%
May 12, 2030	98.000%
November 12, 2030	98.000%
May 12, 2031	98.000%
November 12, 2031	99.000%
May 12, 2032	99.000%
November 12, 2032	99.000%
May 12, 2033	99.000%
November 12, 2033	99.000%
May 12, 2034	99.000%
November 12, 2034	99.000%
May 12, 2035	99.000%
November 12, 2035	99.000%
May 12, 2036	99.000%
November 12, 2036	100.000%

and on November 12 of every second year thereafter, through and including November 12, 2072, at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the repayment date.

Price to Public:	100.000%

CUSIP/ISIN:	30231G BR2 / US30231GBR20

Joint Book-Running Managers:	RBC Capital Markets, LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC UBS Securities LLC

*

Note: We expect that delivery of the Notes will be made to investors on or about November 12, 2025, which will be the second business day following the time of sale (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market

2

generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to one business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to one business day before delivery of the Notes hereunder should consult their own advisors.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a preliminary prospectus supplement and an accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Company has filed with the SEC, including the preliminary prospectus supplement, for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting: RBC Capital Markets, LLC toll-free at 1-866-375-6829; Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Deutsche Bank Securities Inc. toll-free at 1-800-503-4611; J.P. Morgan Securities LLC at 1-212-834-4533 (collect); or UBS Securities LLC toll-free at 1-833-481-0269.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

3